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                                   EXHIBIT 22

            Furon Company Significant and Certain Other Subsidiaries

                                January 28, 1995


                                              State or Other Jurisdiction of
Name of Subsidiary*                           Incorporation or Organization
- ------------------                            ------------------------------
Bunnell Plastics, Inc.                                 New Jersey

CHR Industries, Inc.                                   Connecticut

Dixon Industries Corporation                           Rhode Island

Fluorocarbon Components, Inc.                          New York

Fluorocarbon Foreign Sales Corporation                 Barbados

Furon B.V.                                             Netherlands

Furon Europe, S.A.                                     Belgium

Furon Limited                                          England

Furon Seals N.V./S.A.                                  Belgium

Furon S.A.                                             Belgium

Furon S.A.R.L.                                         France

Sepco Corporation                                      California

- ------------------
* Each of Furon Company's domestic subsidiaries is a general business corporation with a wholly owned domestic subsidiary.


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